Exhibit 99.1

1 Letter to Our Shareholders Q1 2026 Dear Shareholders, We are off to a strong start in 2026. First quarter revenue reached $6.7 million, a 47% increase over the fourth quarter of 2025 and above published consensus estimates. We are also reaffirming our full year 2026 revenue guidance of $30 million to $35 million. This quarter’s results were driven primarily by continued execution in our Energy Storage Systems business through UZ Energy, with smaller contributions from drone sample sales and Molecular Universe subscription revenue. Importantly, gross margin improved to 18.1% from 11.3% in the fourth quarter, reflecting better margins in the UZ business and the impact of higher-margin drone and subscription revenue. As we noted on our fourth quarter call, our current three business unit structure – ESS, drones, and advanced materials – took shape in the second half of 2025. For that reason, we believe sequential comparisons to the fourth quarter provide the most meaningful view of our operating trajectory, though we include year-over-year figures where relevant for context. Here is an update on each of our business units. 1. Energy Storage Systems (ESS) ESS remains our largest near-term revenue driver. Through the UZ Energy acquisition, we are now serving customers across the globe – from Australia to Europe to the Middle East – and have begun entering the North American market. During the first quarter, we announced a new contract that reflects the growing commercial traction of the ESS business. We entered into a multiyear distribution agreement with ATG EPower, a leading North American distributor of renewable energy and energy storage solutions with over two decades of experience in the clean energy sector. This contract, valued at approximately $20 million over three years, provides immediate access to ATG EPower’s established distribution network across residential, commercial, and industrial customer segments. This represents a significant milestone in our strategy to expand the ESS business into the United States, one of the fastest growing ESS markets globally. This contract builds on UZ Energy’s existing customer base and reflects our strategy to grow both geographically and through the on-premises integration of our Molecular Universe Predict capabilities into the hardware offering, an “Edge Box”. Energy storage systems are financial assets – the value to our customers depends on delivering consistent, long-term performance. Our ability to provide both the hardware and an intelligent operating system that predicts battery health and reduces maintenance costs

2 Letter to Our Shareholders Q1 2026 sets us apart as we compete for share in the estimated $300 billion global ESS market. An Edge Box built on UZ Energy hardware, enhanced with AI-driven predictive intelligence to maximize long-term performance 2. Drones We made progress in our drone cell business during the first quarter. We completed the conversion of our manufacturing line at our Chungju, South Korea facility from EV pouch cells to drone-format pouch cells. This is the same facility where we developed and built the world’s first 100Ah Li-Metal cell in 2021, and it has been NDAA-compliant since its inception. Our plans are for the converted line to gradually ramp up to an annual capacity of over one million drone cells and incorporate our AI for Manufacturing capabilities to ensure quality and cost effectiveness. We have begun shipping sample cells to prospective defense and commercial drone customers for evaluation and qualification testing, and customer interest has been strong. NDAA-compliant cells ready for shipment from our Chungju plant The US defense drone market, in particular, continues to be where we see the most consequential near-term opportunity. A dependable supply chain of high energy density, NDAA-compliant pouch cells remain extremely rare and is critical to the development of the American drone industry. Our manufacturing capability in Korea positions us well relative to competitors who lack compliant supply chains. In addition to our Korea facility, we continue to explore larger NDAA-compliant manufacturing capacity in Southeast Asia and expect to provide updates later this year.

3 Letter to Our Shareholders Q1 2026 3. Materials Our materials pipeline continues to build. Through the Molecular Universe platform, both SES and our customers have been discovering new electrolyte materials for applications beyond our current cell production. We now have approximately half a dozen customers who have progressed through second-phase testing of materials discovered through the platform. The progression of existing customers through the testing pipeline represents positive momentum. Several of these testing programs are nearing completion of their second phase, and we expect the next step for these customers will be moving toward commercial-scale supply discussions. Our Hisun joint venture can leverage their 150,000-ton annual global capacity to produce these materials at commercial scale as customer demand materializes. 4. Molecular Universe The Molecular Universe continues to mature as a platform. We recently introduced version 2.5 of the platform, which represents our fifth major iteration since we launched in 2024. Version 2.5 delivers upgraded capabilities across our six AI-powered workflows – Ask, Search, Formulate, Design, Predict, and Manufacture – along with expanded enterprise on-premises deployment options and covering both lithium and now sodium chemistries. During the quarter, a major global battery manufacturer committed to a multiyear subscription for our Search in a Box product. This is validation of the platform’s value to the world’s leading battery companies, and we expect this relationship to generate follow-on interest from other major manufacturers. While the direct on-premises revenue contribution from the Molecular Universe is expected to remain modest in 2026, its biggest impact continues to be the intellectual property and competitive advantages it drives across our ESS, drone, and materials businesses. CFO Transition We are announcing today that Jing Nealis will be transitioning from her role as Chief Financial Officer, effective April 27, 2026. Jing has agreed to remain available through May 15 to support a smooth transition. We thank Jing for her contributions over the past five years in building SES AI’s financial foundation during a period of significant transformation. Effective April 27, we have appointed Yi (Ray) Liu, CFA, CPA, as Chief Financial Officer. Ray brings over 20 years of finance leadership experience spanning FP&A, strategic finance, SEC reporting, and risk management. Most recently, he served as Chief Risk & Control Officer at Adyen’s U.S. Federal Foreign Branch, and prior to that held senior finance and risk leadership roles at MetLife

4 Letter to Our Shareholders Q1 2026 Investment Management for over 15 years, including Director of Risk Management and Chief of Staff / Head of Finance for International Investments, and Director of Internal Audit. Ray holds an MBA from the University of Notre Dame and a B.S. in Accountancy from Shanghai University of Finance and Economics. Additional details are available in the separate press release issued today. Financial Highlights Revenue and Gross Margin Revenue for the first quarter of 2026 was $6.7 million, a 47% increase over the fourth quarter of 2025 and a 16% increase over the first quarter of 2025. As a reminder, the fourth quarter of 2025 was impacted by approximately $1.5 million of revenue that was pushed into the first quarter, which benefited Q1 results. Our revenue growth reflects the continued expansion of UZ Energy’s ESS product revenue and early contributions from our drone cells sample sales and MU subscription. Our Q1 gross margin on a GAAP basis was 18.1%, compared to 11.3% in the fourth quarter of 2025 and 78.7% in the first quarter of 2025. On a non-GAAP basis, which excludes stock-based compensation as well as depreciation and amortization allocated to cost of revenue, Q1 non-GAAP gross margin was 18.3%, compared to 11.7% in Q4 2025 and 81.8% in Q1 2025. The year-over-year decline in gross margin reflects the shift in our revenue composition from high-margin OEM service contracts in Q1 2025 to product-based revenue from our three current business units, which carry a different margin profile. The sequential improvement from Q4 2025 reflects margin improvement in the UZ ESS business and the positive contribution of higher-margin drone sample and subscription revenue. Operating Expenses GAAP operating expenses for the first quarter of 2026 were $19.1 million, compared to $18.2 million in the fourth quarter of 2025 and $27.8 million in the first quarter of 2025. On a non-GAAP basis, which excludes stock-based compensation as well as depreciation and amortization, first quarter operating expenses were $14.3 million, compared to $13.5 million in Q4 2025 and $34.1 million in Q1 2025. The year-over-year improvement on both GAAP and non-GAAP bases reflects the progress we have made in optimizing our cost structure. We remain on track to deliver the approximately 15% reduction in full-year operating expenses from 2025 levels that we guided on our fourth quarter call. Net Loss and Adjusted EBITDA Our GAAP net loss for the first quarter was $12.1 million, or $0.04 loss per share, compared to a GAAP net loss of $17.0 million, or $0.05 loss per share, in Q4 2025. GAAP net loss in Q1 2025 was

5 Letter to Our Shareholders Q1 2026 $12.4 million, or $0.04 loss per share. Our Q1 2026 GAAP net loss was favorably impacted by a $4.2 million non-cash gain on the change in fair value of sponsor earn-out liabilities. These non-cash gains or losses are not reflective of our underlying operating performance. Excluding stock-based compensation, depreciation and amortization, changes in fair value of sponsor earn-out liabilities, and including interest income, our non-GAAP net loss for the first quarter was $11.1 million, or $0.03 loss per share, compared to a non-GAAP net loss of $11.8 million, or $0.04 loss per share, in Q4 2025, and a non-GAAP net loss of $13.8 million in Q1 2025. Adjusted EBITDA for the first quarter of 2026 was a loss of $12.8 million, compared to a loss of $13.8 million in Q4 2025, and a loss of $16.5 million in Q1 2025. Liquidity and Cash Flow We utilized approximately $20 million in cash for operations during the first quarter, consistent with our operating plan. We exited the first quarter with a strong liquidity position of approximately $178 million. Our capex-light business model remains a core financial discipline, and we are confident our current liquidity provides a strong runway to execute on our 2026 growth initiatives. 2026 Financial Outlook For full-year 2026, we reaffirm revenue guidance of $30–35 million. As previously noted, we expect the first half of the year to be driven primarily by steady-state ESS revenue from UZ Energy, with contributions from drone cells and materials expected to begin in the second half. On a blended basis, we continue to expect consolidated gross margin of approximately 15%, with room for improvement as we scale and add higher-margin revenue streams. On operating expenses, we remain on track to deliver approximately 15% reduction from 2025 levels, reflecting continued investment in the Molecular Universe platform while maintaining financial discipline across the organization. On a housekeeping note, we expect to file a new S-3 shelf registration statement concurrent with our 10-Q, as our current shelf expires on April 28. This is a routine administrative filing to maintain our financial flexibility. The first quarter was a solid one. Revenue and margins came in on plan, costs continue to come down, and each of our business units advanced. We believe we have the capital, the team, and the commercial pipeline to deliver on our full-year outlook. Qichao Hu Founder, CEO and Chairman Jing Nealis Chief Financial Officer

6 Letter to Our Shareholders Q1 2026 SES AI Corporation Condensed Consolidated Balance Sheets (Unaudited) (in thousands, except share and per share amounts) March 31, 2026 December 31, 2025 Assets Current Assets Cash and cash equivalents $ 46,940 $ 29,541 Short-term investments 130,739 170,091 Accounts receivable 8,183 4,783 Inventories 6,960 5,154 Prepaid expenses and other assets 7,748 6,707 Total current assets 200,570 216,276 Property and equipment, net 26,318 28,866 Goodwill 13,272 13,272 Intangible assets, net 2,749 2,809 Right-of-use assets, net 6,932 7,638 Deferred tax assets 1,521 1,521 Other assets, non-current 2,157 2,264 Total assets $ 253,519 $ 272,646 Liabilities and Stockholders’ Equity Current Liabilities Accounts payable $ 5,919 $ 5,694 Operating lease liabilities 1,599 2,298 Deferred consideration, current 8,025 1,093 Accrued expenses and other liabilities 13,697 15,071 Total current liabilities 29,240 24,156 Sponsor Earn-Out liabilities 3,586 7,795 Operating lease liabilities, non-current 5,416 5,813 Unearned government grant 8,612 9,042 Deferred consideration, non-current — 7,677 Other liabilities, non-current 3,419 3,408 Total liabilities 50,273 57,891 Stockholders’ Equity Common stock: Class A shares, $0.0001 par value, 2,100,000,000 shares authorized; 324,709,477 and 321,551,078 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively; Class B shares, $0.0001 par value, 200,000,000 shares authorized; 43,881,251 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively 37 37 Additional paid-in capital 588,457 588,355 Accumulated deficit (384,009) (371,911) Accumulated other comprehensive loss (1,239) (1,726) Total stockholders' equity 203,246 214,755 Total liabilities and stockholders' equity $ 253,519 $ 272,646

7 Letter to Our Shareholders Q1 2026 SES AI Corporation Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited) Three Months Ended March 31, (in thousands, except share and per share amounts) 2026 2025 Revenue from contracts with customers: Revenue $ 6,711 $ 5,793 Cost of revenues 5,496 1,236 Gross profit 1,215 4,557 Operating expenses: Research and development 11,031 20,510 General and administrative 8,053 7,320 Total operating expenses 19,084 27,830 Loss from operations (17,869) (23,273) Other income: Gain on change in fair value of Sponsor Earn-Out liabilities 4,208 7,879 Interest income 1,696 2,670 Miscellaneous income, net 281 296 Total other income, net 6,185 10,845 Loss before income taxes (11,684) (12,428) Provision for income taxes (414) (4) Net loss (12,098) (12,432) Other comprehensive income (loss), net of tax: Foreign currency translation adjustment 712 47 Unrealized loss on short-term investments (225) (20) Total other comprehensive income (loss), net of tax 487 27 Total comprehensive loss $ (11,611) $ (12,405) Net loss per share attributable to common stockholders: Basic and diluted $ (0.04) $ (0.04) Weighted-average shares outstanding: Basic and diluted 332,840,425 329,334,434

8 Letter to Our Shareholders Q1 2026 SES AI Corporation Condensed Consolidated Statements of Cash Flows (Unaudited) Three Months Ended March 31, (in thousands) 2026 2025 Cash Flows From Operating Activities Net loss $ (12,098) $ (12,432) Adjustments to reconcile net loss to net cash used in operating activities: Gain from change in fair value of Sponsor Earn-Out liabilities (4,208) (7,879) Stock-based compensation 2,116 3,973 Depreciation and amortization 2,678 2,516 Gain from change in fair value of deferred consideration (846) — Accretion income from available-for-sale short-term investments (499) (782) Other 429 (272) Changes in operating assets and liabilities: Accounts receivable (3,360) (558) Inventories (1,748) 58 Prepaid expenses and other assets (946) (1,710) Right-of-use assets 692 701 Accounts payable 400 (108) Lease liabilities (1,081) (1,044) Accrued expenses and other liabilities (1,329) (5,296) Net cash used in operating activities (19,800) (22,833) Cash Flows From Investing Activities Purchases of property and equipment (330) (916) Purchase of short-term investments (31,991) (104,428) Proceeds from the maturities of short-term investments 71,455 55,500 Net cash provided by (used in) investing activities 39,134 (49,844) Cash Flows From Financing Activities Payments for taxes withheld on vesting of restricted stock (2,053) — Proceeds from stock option exercises 40 8 Net cash (used in) provided by financing activities (2,013) 8 Effect of exchange rates on cash 41 (76) Net increase (decrease) in cash, cash equivalents and restricted cash 17,362 (72,745) Cash, cash equivalents and restricted cash at beginning of period 30,213 129,395 Cash, cash equivalents and restricted cash at end of period $ 47,575 $ 56,650 Supplemental Cash and Non-Cash Information: Accounts payable and accrued expenses related to purchases of property and equipment $ 464 $ 1,174

SES AI Corporation – Supplemental Non-GAAP Information
(Unaudited)

(in thousands, except per share amount)	GAAP Q1 2026	GAAP Q1 2025	GAAP Q4 2025	Non-GAAP Q1 2026	Non-GAAP Q1 2025	Non-GAAP Q4 2025
Revenue	6,711	5,793	4,562	6,711	5,793	4,562
Gross profit	1,215	4,557	514	1,225	4,736	535
Gross margin	18.1%	78.7%	11.3%	18.3%	81.8%	11.7%
Operating expenses	19,084	27,831	18,199	14,300	34,141	13,489
Loss from operations	(17,869)	(23,274)	(17,685)	(13,075)	(16,785)	(12,954)
Net loss	(12,098)	(12,432)	(17,037)	(11,098)	(13,818)	(11,793)
Basic and diluted Earnings per Share ("EPS")	(0.04)	(0.04)	(0.05)	(0.03)	(0.04)	(0.04)

Reconciliation of Non GAAP Financial Measures

(in thousands)	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025	Three Months Ended December 31, 2025	Period/Year Ended March 31, 2026	Period/Year Ended December 31, 2025	Period/Year Ended December 31, 2024
Gross profit (GAAP)	1,215	4,557	514	1,215	11,307	1,288
Stock-based compensation	7	161	18	7	339	18
Depreciation and amortization	3	18	3	3	46	18
Gross profit (Non-GAAP)	1,225	4,736	535	1,225	11,692	1,324
Gross margin (GAAP)	18.1%	78.7%	11.3%	18.1%	53.8%	63.1%
Stock-based compensation	0.1%	2.8%	0.3%	0.1%	1.6%	0.9%
Depreciation and amortization	0.1%	0.3%	0.1%	0.1%	0.3%	0.9%
Gross margin (Non-GAAP)	18.3%	81.8%	11.7%	18.3%	55.7%	64.9%
Operating expenses (GAAP)	19,084	27,831	18,199	19,084	93,921	110,536
Stock-based compensation	(2,109)	3,812	(2,089)	(2,109)	(10,632)	(19,917)
Depreciation and amortization	(2,675)	2,498	(2,621)	(2,675)	(10,249)	(8,290)
Operating expenses (Non-GAAP)	14,300	34,141	13,489	14,300	73,040	82,329
Loss from operations (GAAP)	(17,869)	(23,274)	(17,685)	(17,869)	(82,614)	(109,248)
Stock-based compensation	2,116	3,973	2,107	2,116	10,971	19,935
Depreciation and amortization	2,678	2,516	2,624	2,678	10,295	8,308
Loss from operations (Non-GAAP)	(13,075)	(16,785)	(12,954)	(13,075)	(61,348)	(81,005)
Net loss (GAAP)	**(12,098)**	**(12,432)**	**(17,037)**	**(12,098)**	**(73,040)**	**(100,185)**
Interest income	(1,696)	(2,670)	(2,027)	(1,696)	(9,338)	(15,036)
Depreciation and amortization expense	2,678	2,516	2,624	2,678	10,295	8,308
Benefit (provision) from income taxes	414	4	(333)	414	231	188
EBITDA	(10,702)	(12,582)	(16,773)	(10,702)	(71,852)	(106,725)
(Gain) loss on change in fair value of Sponsor Earn-Out liabilities	(4,208)	(7,879)	846	(4,208)	(1,677)	5,306
Stock-based compensation	2,116	3,973	2,107	2,116	10,971	19,935
Adjusted EBITDA	**(12,794)**	**(16,488)**	**(13,820)**	**(12,794)**	**(62,558)**	**(81,484)**

9 Letter to Our Shareholders Q1 2026 SES

10 Letter to Our Shareholders Q1 2026 Interest income 1,696 2,670 2,027 1,696 9,338 15,036 Net loss (Non-GAAP) (11,098) (13,818) (11,793) (11,098) (53,220) (66,448) Weighted-average shares outstanding 332,840,425 329,334,434 331,241,345 332,840,425 330,917,166 321,824,143 EPS GAAP (0.04) (0.04) (0.05) (0.04) (0.22) (0.31) EPS Non-GAAP (0.03) (0.04) (0.04) (0.03) (0.16) (0.21) Basic and Diluted EPS (GAAP) (0.04) (0.04) (0.05) (0.04) (0.22) (0.31) Loss (gain) on change in fair value of Sponsor Earn-Out liabilities (0.01) (0.02) - (0.01) (0.01) 0.02 Stock-based compensation 0.01 0.01 0.01 0.01 0.03 0.06 Depreciation and amortization expense 0.01 0.01 0.01 0.01 0.03 0.02 Benefit (provision) from income taxes - - (0.01) - 0.01 - Basic and Diluted EPS (Non-GAAP) (0.03) (0.04) (0.04) (0.03) (0.16) (0.21)

11 Letter to Our Shareholders Q1 2026 Forward-Looking Statements This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” “project” and “pursue” or the negative of these terms or similar expressions. These statements are based on the beliefs and assumptions of the management of the Company. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, among other things, risks relating to the Company’s ESS business and the ability of our products to meet customer needs, the risk that the market for the Molecular Universe platform is still emerging, and may not achieve the customer interest or growth potential that SES AI expects; risks relating to the uncertainty of achieving and maintaining profitability; risks relating to the uncertainty of meeting future capital requirements; risks relating to the integration of Shenzhen UZ Energy Co., Ltd. into the business of SES; the market for drones, robotics and air mobility, and for use of SES technology in such applications, is still emerging and may not achieve the growth potential we expect; potential supply chain difficulties; the ability to obtain raw materials, components or equipment through new or existing supply relationships; our use of artificial intelligence and machine learning may result in legal and regulatory risk; risks resulting from SES’s strategic alliances and investments; product liability and other potential litigation, regulation and legal compliance; SES’s ability to attract, train and retain highly skilled employees and key personnel; developments in alternative technology or other fossil fuel alternatives; risks related to SES’s intellectual property; business, regulatory, political, operational, financial and economic risks related to SES’s business operations outside the United States; SES’s failure to satisfy certain NYSE listing requirements may result in its Class A common stock being delisted from the NYSE, which could eliminate or adversely affect the trading market for SES Class A common stock; the volatility of SES’s common stock and value of SES’s public warrants; SES has, in the past, identified material weaknesses in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, and other factors described in our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

12 Letter to Our Shareholders Q1 2026 Non-GAAP Financial Measures This letter includes the use of non-GAAP financial measures, which are intended to provide supplemental information regarding our performance. These non-GAAP measures include Gross profit (Non-GAAP), Gross margin (Non-GAAP), Operating expenses (Non-GAAP), Loss from operations (Non-GAAP), EBITDA, adjusted EBITDA, Net loss (Non-GAAP) attributable to SES shareholders, and Earnings per share (Non-GAAP). We use these non-GAAP measures to supplement our financial reporting and to evaluate ongoing operations and results, facilitate internal planning and forecasting, and assess performance against prior periods, industry peers, and the broader market. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles (GAAP) and should not be considered as an alternative to GAAP results. Industry peers and other companies may calculate similar non-GAAP measures differently. Non-GAAP financial measures have limitations, including that they exclude the impact of certain items that are included in the most directly comparable measure calculated and presented in accordance with GAAP, which adjustments reflect the exercise of judgment by management. We believe that these non-GAAP measures, when considered together with the GAAP results, provide investors with an additional understanding of our operating performance. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the supplemental non-GAAP information section at the end of this press release. As presented in the “Reconciliation of Non-GAAP Financial Measures” tables below, each of the non-GAAP financial measures excludes the impact of one or more of the following items for purposes of calculating non-GAAP financial measures to facilitate an evaluation of SES’s current operating performance and a comparison to its past operating performance: Stock-based compensation expense. SES excludes the impact of stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by SES’s stock price at the time of an award, which can be volatile and over which management has limited to no control. Depreciation and amortization. This item represents depreciation and amortization of purchased long-lived assets and acquired intangible assets, which are both non-cash expenses. Acquisition related amortization of acquired intangible assets are not reflective of SES’s ongoing financial performance. Interest income. This item consists primarily of interest income on short term debt securities that primarily includes accretion income from the debt securities as they progress towards their maturity date. Benefit (provision) from income taxes. This item represents the amount adjusted to SES’s GAAP tax provision or benefit to exclude the impact of the income tax effects of GAAP adjustments that are not reflective of SES’s ongoing financial performance. (Loss) gain on change in fair value of Sponsor Earn-Out Liability. This item represents the amount adjusted to SES’s GAAP fair value liability for Sponsor Earn-Out shares, which is a non-cash adjustment that is more tied to the change in stock price rather than management’s operational performance. Definitions Gross profit (Non-GAAP), Gross margin (Non-GAAP), Operating expenses (Non-GAAP), and Loss from operations (Non-GAAP) represent, in each case, the corresponding GAAP financial measure adjusted to exclude the impact of stock-based compensation expense and depreciation and amortization. EBITDA represents net loss attributable to SES shareholders adjusted to exclude the impact of interest income, taxes, depreciation and amortization.

13 Letter to Our Shareholders Q1 2026 Adjusted EBITDA represents EBITDA adjusted to exclude the impact of loss (gain) on change in fair value of Sponsor Earn-Out liability and stock-based compensation. Net loss (Non-GAAP) attributable to SES shareholders represents Adjusted EBITDA adjusted further to reinclude the impact of interest income. Earnings per share (Non-GAAP) represents earnings (loss) per share adjusted to exclude the impact of taxes, depreciation and amortization, loss (gain) on change in fair value of Sponsor Earn-Out liability and stock-based compensation.